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                            SCHEDULE 14A INFORMATION

                      PROXY STATEMENT PURSUANT TO SECTION
                  14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]      Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                       The Charles Schwab Family of Funds
                             101 Montgomery Street
                            San Francisco, CA 94104
                          ---------------------------
                (Name of Registrant as Specified in its Charter)

                               David H. Lui, Esq.
                       The Charles Schwab Family of Funds
                             101 Montgomery Street
                            San Francisco, CA 94104
                          ---------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a(i)(4) and 0-11.
[ ]  $125 per Item 22(a)(2) of Exchange Act Schedule 14A.

     1)  Title of each class of securities to which transaction applies: N/A
     2)  Aggregate number of securities to which transaction applies: N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;* N/A
     4)  Proposed maximum aggregate value of transaction: N/A

     * Set forth the amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)  Amount previously paid:
            2)  Form, Schedule or Registration Statement No.:
            3)  Filing Party:
            4)  Date Filed:

Notes:
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BILL KLIPP'S E-MAIL TO SCHWAB EMPLOYEES

This message is for all employees who own shares of the following funds:

o  Schwab Tax-Exempt Money Fund
o  Schwab California Tax-Exempt Money Fund
o  Schwab New York Tax-Exempt Money Fund

On October 24, we mailed proxies to the approximate 200,000 shareholders of the three Schwab Tax-Exempt Money Funds (both Sweep and Value Advantage Shares).

I encourage you to read your proxy statement and vote your proxy. Please mail your proxy right away. If Fund shareholders don't return their proxies, your Fund may have to incur the expense of follow-up solicitations. All shareholders benefit from the speedy return of proxies.

The Board of Trustees of the Funds are unanimously in favor of each proposal.

As a Fund shareholder, you may be contacted by D. F. King, a well-known proxy solicitation firm we've selected to solicit proxy votes.

Thank you.
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TDAY STORY

VOTING SEASON ARRIVES EARLY

  About 200,000 shareholders of our three Schwab Tax-Exempt Money Funds are being asked to vote on three proposals via proxy this week. The proxy affects both the "Sweep" and Value Advantage Shares.

  Proxy issues include: Election of seven trustees; amendments to each of the fundamental investment restrictions for the Funds; the elimination of the 20% ceiling on the amount of Alternative Minimum Tax (AMT) Investments; and to vote on any other matters that may come before the shareholder meeting.

  It is critical that a maximum number of customers participate in this voting process, and the well-known proxy solicitation firm D.F. King has been retained to contact shareholders. It's equally important that employee shareholders take time to vote their proxies.

  If you receive inquiries from shareholding customers, please encourage them to complete and mail their proxies. For added convenience, shareholders may call D.F. King at 800/859-8511 to register their votes.

  More information is available on FUNZ page 53, and in the "I WIN" Electronic Library (search "Tax-Exempt" or "Proxy").

                             For Internal Use Only
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October 25, 1996


Dear Investment Manager:

Thank you for placing your clients' assets in SchwabFunds(R). We appreciate the trust you've placed in us.

I would like to let you know that your clients who own shares in any of the following SchwabFunds will receive a proxy mailing next week:

  Schwab Tax-Exempt Money Fund,
  Schwab California Tax-Exempt Money Fund, and
  Schwab New York Tax-Exempt Money Fund.

Enclosed is a copy of the proxy materials and an overview of the proposals for your reference.

If the proxy proposals are approved, we expect that shareholders may benefit because of the potential for increased yields. If you receive calls from your clients regarding the proxy, we encourage you to ask your clients to mail their proxy.

In the event we don't receive the required number of votes, we may need to call your clients to solicit their vote if they have not yet voted their proxy. We intend to only call your clients if we haven't received a sufficient number of votes after calling the retail shareholders. We also intend to contact you beforehand if we do find it necessary to contact your clients. We apologize for any inconvenience this may cause you.

Thank you for investing on behalf of your clients in SchwabFunds. If you have any questions, please contact your Regional Marketing Team who will be happy to assist you.


Sincerely,


/s/ Bill Klipp
------------------------------------------
Bill Klipp
President and COO
Charles Schwab Investment Management, Inc.
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                         SCHWAB TAX-EXEMPT MONEY FUNDS PROXY

   OVERVIEW              Schwab will be mailing proxies to approx. 200,000 shareholder accounts of 3
                         Schwab Tax-Exempt Money Funds (both Sweep and Value Advantage Shares):
                         o  Schwab Tax-Exempt Money Fund
                         o  Schwab California Tax-Exempt Money Fund
                         o  Schwab New York Tax-Exempt Money Fund

                         Shareholders are being asked to vote on the following proposals:
                         (Please refer to page 2 for a more detailed description of the proposals.)

                         1. Elect 7 Trustees
                         2. Eliminate the 20% ceiling on the amount of AMT investments in these Funds.
                         3. Amend certain fundamental investment restrictions for the Funds. (This proposal will have several sub-proposals.)
                         4. To vote on any other matter that may come before the meeting.

   MAIL DATE             October 26, 1996

   TIMELINE OF EVENTS    Schwab is working with a well-known proxy solicitation firm, D.F. King, who will be calling retail shareholders at the time of the mailing, and as needed, to remind shareholders to vote and to get votes by telephone. Based on the response received from the mailing and the initial phone calls to retail customers, it may be necessary to call non-retail shareholders.

                         1. October 30 - December 16, 1996 - Solicitation firm will call retail shareholders
                         2. November 7-14 - If necessary, solicitation firm will call non-retail shareholders
                         3. November 14, 1996 - Possible 2nd reminder mailing
                         4. December 16, 1996 - Shareholder Meeting
                         5. January 2, 1997- Dependent upon proxy proposals passing, the implementation of those proposals, including the name change from "Tax-Exempt" to "Municipal".
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                 SCHWAB TAX-EXEMPT MONEY FUNDS PROXY PROPOSALS

PROPOSAL 1                        Shareholders are being asked to elect seven Trustees as members of the Board
To Elect Seven Trustees           of Trustees.

PROPOSAL 2                        This amendment will eliminate the restriction that currently limits each Fund's
Eliminate the 20% AMT             investment to a maximum of 20% of its total assets in AMT investments. An AMT
Restriction                       investment is a security which generates interest income subject to the federal
                                  Alternative Minimum Tax (AMT). The change requires changing the name of each
                                  Fund by replacing "Tax-Exempt" with "Municipal."

PROPOSAL 3                        These changes eliminate, reclassify or amend certain of each Fund's fundamental investment
Changes In The                    restrictions. Such restrictions can only be changed through a shareholder vote.
Fundamental Investment            Making these changes now may enable the Funds to avoid costs and delays
Restrictions                      associated with future shareholder meetings. It also may allow each Fund to act more quickly and efficiently to capitalize on future investment opportunities or changes in investment laws or regulations. This will not result in any changes to the investment philosophy of providing income exempt from regular income taxes nor reduce the credit quality of the investment portfolio of each Fund.

Why the proposed change?          1. Greater Yields: AMT investments typically offer greater yields than municipal securities with similar credit quality which are not subject to AMT. With this enhanced flexibility, the Funds may provide shareholders with higher yields without taking on greater credit risk.
                                  2. Competitive pressure: More funds in the industry are purchasing AMT investments and the percentage of AMT investments in other funds has grown in recent years. This change is important to help the Funds remain competitive.

What is the impact on the         o  Majority of shareholders will benefit from the potentially higher yields while
tax-exempt income offered            continuing to earn income exempt from regular income taxes.
by these Funds?                   o  For the small percent of shareholders subject to the federal AMT, the change may result in a greater percent of their income from the Funds being subject to the federal AMT. According to IRS data, well under 1% of all U.S. taxpayers pay the federal AMT (the percentage of the Fund's shareholders who pay federal
                                     AMT may very slightly).

Why will the name change to       Security regulations require that mutual funds which use the word "tax-exempt"
"Municipal?"                      in their name either (a) limit the amount of AMT investments in their portfolios to 20% of total assets; or (b) have no more than 20% of their income subject to
                                  AMT. Eliminating the 20% restriction will require changing the name of each
                                  Fund.
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